UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2011

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

 (800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2011, SCBT Financial Corporation (“SCBT”) and Renee R. Brooks, Executive Vice President and Chief Administrative Officer, entered into an Employment and Non-competition Agreement (the “Agreement”).  Certain material terms of the Agreement are described as follows.  Mrs. Brooks will serve as Chief Administrative Officer for SCBT’s subsidiary bank, SCBT, N.A., will receive a minimum base salary of $178,812.50 per year, will be entitled to participate in SCBT’s incentive-based bonus and stock option/grant plans, would receive a payment of 12 months base salary for termination without cause, would receive a payment of two times total compensation for termination due to change in control, and has agreed to a non-competition period for one year following termination of employment.  The Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  Amendment to Bylaws.

Effective on January 27, 2011, the Board of Directors of SCBT Financial Corporation (“SCBT”) unanimously amended the Bylaws of SCBT.   SCBT’s Bylaws were amended to change the committee that recommends director nominees from the executive committee to the governance committee and now allows a record shareholder of the corporation to nominate a person not less than sixty (60) days prior to the meeting of shareholders.   As amended, Section 2(b), Qualification and Election of Active Directors, of Article II, Board of Directors, reads:

2(b)                        Nomination of Directors. The Board of Directors shall nominate, upon recommendation of the governance committee, the Board’s nominees for the Board of Directors to the shareholders.  No other person shall be a nominee or be eligible to be a director of the corporation unless that person shall have first been nominated by a record shareholder of the corporation in writing delivered to the secretary of the corporation not less than sixty (60) days prior to the meeting of shareholders at which directors are to be elected.  The written nomination must state the name of the nominee, the address of the nominee and the number of shares of stock of the corporation beneficially owned by the nominee, as well as the name and address of the shareholder making the nomination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment and Non-competition Agreement for Renee R. Brooks, effective January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	February 2, 2011	/s/ Donald E. Pickett
Donald E. Pickett
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Employment and Non-competition Agreement for Renee R. Brooks, effective January 27, 2011